As filed with the Securities and Exchange Commission on September 14, 2020
Registration Statement No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MERCURY SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2741391
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
50 Minuteman Road
Andover, Massachusetts 01810
(978) 256-1300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Christopher C. Cambria
Executive Vice President, General Counsel, and Secretary
Mercury Systems, Inc.
50 Minuteman Road
Andover, Massachusetts 01810
(978) 256-1300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
With copies to:
Kristen Ferris
Morgan, Lewis & Bockius LLP
One Federal Street
Boston, Massachusetts 02110-1726
(617) 341-7700
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. 
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. 
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer 
Non-accelerated filer 	Smaller reporting company 
Emerging growth company 
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. 

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Primary Offering of Securities:
Debt Securities	—(1)	—(2)
Preferred Stock	—(1)	—(2)
Common Stock	—(1)	—(2)
Warrants	—(1)	—(2)
Units	—(1)	—(2)
Primary Offering of Common Stock:
Common Stock	$200,000,000	$25,960
Total:	$200,000,000	$25,960 (3)
(1)Omitted pursuant to Form S-3 General Instruction II.E. An unspecified number of the securities of each identified class is being registered for possible issuance from time to time at indeterminate prices. The securities being registered hereunder includes an indeterminate number of securities that may be issued in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby or that are offered in combination.
(2)In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(3)The registration fee has been calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act of 1933, as amended. Pursuant to Rule 457(p) of the Securities Act of 1933, as amended, $23,180 of the $23,180 registration fee paid by Mercury Systems, Inc. (the “Company”) in connection with the Registration Statement on Form S-3 (Registration No. 333-220205) filed on August 28, 2017, remains unused under Registration No. 333-220205 and is available for future offset and is being carried forward to this registration statement.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
•a base prospectus which covers the offer, issuance and sale by us of our securities identified above from time to time in one or more offerings; and
•an equity distribution prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $200,000,000 of our common stock that may be issued and sold under an equity distribution agreement among the Company, Citigroup Global Markets Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC.
The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The equity distribution prospectus immediately follows the base prospectus. The $200,000,000 of common stock that may be offered, issued and sold under the equity distribution prospectus is included in the securities that may be offered, issued and sold by us under the base prospectus.

Prospectus

Debt Securities
Preferred Stock
Common Stock
Warrants
Units
This prospectus provides you with a general description of debt and equity securities that Mercury Systems, Inc. may offer and sell, from time to time, either individually or in units. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of any debt or equity securities we offer and the specific manner in which we will offer the debt or equity securities. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the debt or equity securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “MRCY.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus. See “Risk Factors” on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
The date of this prospectus is September 14, 2020.

No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described in this prospectus and any accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplemental shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is correct as of any date subsequent to the date of this prospectus or of any prospectus supplement.

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, on September 14, 2020 utilizing a shelf registration process. By using a shelf registration statement, we may, from time to time, issue and sell debt securities, preferred stock, common stock, warrants and/or units consisting of our common stock, preferred stock and warrants in one or more offerings. Each time we sell any of our securities we will provide a prospectus supplement that will contain more specific information about the offering and the terms of the securities being sold. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference.
This prospectus and the prospectus supplements provide you with a general description of the Company and our securities. For further information about our business and our securities, you should refer to the registration statement and the documents incorporated by reference described under the heading “Where You Can Find More Information.”
You should rely only on this prospectus and the information contained in the applicable prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell our securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made hereunder or thereunder shall under any circumstances imply that the information contained or incorporated by reference herein or therein is correct as of the date of such document incorporated by reference.
Unless the context otherwise requires, all references to “Mercury,” “we,” “our,” “us” or “our company” in this prospectus refer to Mercury Systems, Inc., a Massachusetts corporation.

SUMMARY
Our Company
Mercury Systems, Inc. is a leading technology company serving the aerospace and defense industry, positioned at the intersection of high-tech and defense. Headquartered in Andover, Massachusetts, we deliver solutions that power a broad range of aerospace and defense programs, optimized for mission success in some of the most challenging and demanding environments. We envision, create and deliver innovative technology solutions purpose built to meet our customers’ most-pressing high-tech needs, including those specific to the defense community.
As a leading manufacturer of essential components, modules and subsystems, we sell to defense prime contractors, the U.S. government and original equipment manufacturers (“OEM”) commercial aerospace companies. Mercury has built a trusted, contemporary portfolio of proven product solutions purpose-built for aerospace and defense that it believes meets and exceeds the performance needs of our defense and commercial customers. Customers add their own applications and algorithms to our specialized, secure and innovative pre-integrated solutions. This allows them to complete their full system by integrating with their platform, the sensor technology and, in some cases, the processing from Mercury, with their platform. Our products and solutions are deployed in more than 300 programs with over 25 different defense prime contractors and commercial aviation customers.
Mercury’s transformational business model accelerates the process of making new technology profoundly more accessible to our customers by bridging the gap between commercial technology and aerospace and defense applications. Our long-standing deep relationships with leading high-tech companies, coupled with our high level of research and development (“R&D”) investments and industry-leading trusted and secure design and manufacturing capabilities, are the foundational tenets of this highly successful model.
Our capabilities, technology and R&D investment strategy combine to differentiate Mercury in our industry. Our technologies and capabilities include secure embedded processing modules and subsystems, mission computers, secure and rugged rack-mount servers, safety-critical avionics, radio frequency (“RF”) components, multi-function assemblies, subsystems and custom microelectronics. We maintain our technological edge by investing in critical capabilities and intellectual property (“IP” or “building blocks”) in processing and RF, leveraging open standards and open architectures to adapt quickly those building blocks into solutions for highly data-intensive applications, including emerging needs in areas such as artificial intelligence (“AI”).
Our mission critical solutions are deployed by our customers for a variety of applications including command, control, communications, computers, intelligence, surveillance and reconnaissance (“C4ISR”), electronic intelligence, avionics, electro-optical/infrared (“EO/IR”), electronic warfare, weapons and missile defense, hypersonics and radar.
Corporate Information
Mercury Systems, Inc. was incorporated in Massachusetts in 1981. Our common stock is listed and traded on the Nasdaq Global Select Market under the symbol “MRCY.” Our executive offices are located at 50 Minuteman Road, Andover, MA 01810 and our telephone number is (978) 256-1300. We maintain a website at www.mrcy.com. Information contained on our website does not constitute part of this prospectus other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus. See “Incorporation by Reference.”

The Securities We May Offer
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. We will also include information in the prospectus supplement, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. We may sell from time to time, in one or more primary offerings, our debt securities, preferred stock, common stock, warrants, units, or any combination of the foregoing. In this prospectus, we refer to the debt securities, preferred stock, common stock, warrants, units, or any combination of the foregoing securities to be sold by us in a primary offering collectively as “securities.” This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
RISK FACTORS
Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended July 3, 2020 filed with the SEC on August 18, 2020, which are incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.
You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, Federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to interest rate swaps or other cash flow hedging arrangements, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed price service and system integration engagements, and various other factors beyond our control.
We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made and are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performances. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

For further discussion of these risks and uncertainties and other risk factors, please see Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended July 3, 2020, filed with the SEC on August 18, 2020, and under the heading “Risk Factors” in this prospectus and in any accompanying prospectus supplement and in any other document we may file with the SEC that is incorporated by reference herein and therein.

USE OF PROCEEDS
We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include the following:
•the acquisition of other companies or businesses;
•the repayment and refinancing of debt;
•capital expenditures;
•working capital; and
•other purposes as described in any prospectus supplement.
Pending such uses, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.
Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

DESCRIPTION OF THE SECURITIES
We may offer, from time to time, in one or more offerings, the following securities:
•senior debt securities;
•subordinated debt securities;
•preferred stock;
•common stock;
•warrants;
•units; or
•any combination of the foregoing securities.
This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.
The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.
We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.
If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.
We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will identify the trustee under the applicable indenture and describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
The indentures:
•do not limit the amount of debt securities that we may issue;
•allow us to issue debt securities in one or more series;
•do not require us to issue all of the debt securities of a series at the same time;
•allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and
•provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.
Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
•the title of the debt securities and whether they are senior or subordinated;
•the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;
•the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;
•if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;
•the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;
•the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;
•the date or dates, or the method for determining the date or dates, from which interest will accrue;
•the dates on which interest will be payable;
•the record dates for interest payment dates, or the method by which we will determine those dates;
•the persons to whom interest will be payable;
•the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;
•the place or places where the principal of, and any premium, or make-whole amount, and interest on, the debt securities will be payable;
•where the debt securities may be surrendered for registration of transfer or conversion or exchange;
•where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;
•the times, prices and other terms and conditions upon which we may redeem the debt securities;
•any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;
•whether the principal of, and any premium, or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;
•whether the amount of payments of principal of, and any premium, or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;
•whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;
•any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;
•whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;
•the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;
•the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;
•the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;
•whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;
•whether and under what circumstances the debt securities being offered are convertible into common stock or preferred stock, as the case may be, including the conversion price or rate or manner or calculation thereof;
•the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;
•any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;
•if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;
•any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;
•applicable CUSIP numbers; and
•any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.
We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.
We also may issue indexed debt securities. Payments of principal of and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.
Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.
Neither the New York State laws nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, New York cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium, or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period during which we hold the funds.

Denomination, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.
Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:
•exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and
•surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.
Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.
Neither we, nor any trustee, will be required to:
•issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;
•register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and
•issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.
Merger, Consolidation or Sale of Assets
The indentures provide that we may consolidate with or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity provided that:
•either we are the continuing entity, or the successor entity, if other than us, is a corporation (as defined) organized under the laws of the United States or any state and assumes the obligations (1) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (2) to duly perform and observe all of the covenants and conditions contained in the applicable indenture;
•after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and
•an officers’ certificate and legal opinion covering such conditions are delivered to the applicable trustee.

Covenants
Existence. Except as described under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.
Payment of taxes and other claims. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (1) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Provision of financial information. The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (2) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, and (3) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (1) and (2) above, as may be required by rules and regulations prescribed from time to time by the SEC.

Additional covenants. The applicable prospectus supplement will set forth any additional covenants of Mercury relating to any series of debt securities.
Events of Default, Notice and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
•default in the payment of any installment of interest on any debt security of such series continuing for 30 days;
•default in the payment of principal of, or any premium, or make-whole amount, on any debt security of such series when it becomes due and payable at its stated maturity;
•default in making any sinking fund payment as required for any debt security of such series when due;
•default in the performance or breach of any other covenant or warranty in the debt securities or in the indenture by Mercury continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;
•a default under any bond, debenture, note, mortgage, indenture or instrument:
(1)having an aggregate principal amount outstanding of at least $30,000,000; or
(2)under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to us specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice shall specify such default and require us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;
•bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Mercury or any significant subsidiary of Mercury; and
•any other event of default provided with respect to a particular series of debt securities.
When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.
If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
•we have deposited with the applicable trustee all required payments of the principal, any premium, or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and
•all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, or make-whole amount, have been cured or waived.
The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:
•in the payment of the principal, any premium, or make-whole amount, or interest;
•in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security that is affected by the default; or
•in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.
The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.
The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, or make-whole amount, and interest on, such debt securities at the respective due dates thereof.
The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
•is in conflict with any law or the applicable indenture;
•may involve the trustee in personal liability; or
•may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.
Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:
•change the stated maturity of the principal of, or any premium, or make-whole amount, on, or any installment of principal of or interest on, any such debt security;
•reduce the principal amount of, the rate or amount of interest on or any premium, or make-whole amount, payable on redemption of any such debt security;
•reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any such debt security;
•change the place of payment or the coin or currency for payment of principal of, or any premium, or make-whole amount, or interest on, any such debt security;
•impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;
•with respect to any series of debt securities that are convertible, adversely affect the rights of a holder of such debt security to convert such debt security;
•reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and
•modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.
The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.
We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•to evidence the succession of another person to us as obligor under such indenture;
•to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;
•to add events of default for the benefit of the holders of all or any series of debt securities;
•to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium, or make-whole amount, or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;
•to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;
•to secure the debt securities;
•to establish the form or terms of debt securities of any series;
•to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;
•to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture in any material respect; and
•to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series in any material respect.
Voting
The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:
•the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;
•the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;
•the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and
•debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.
The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.
Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.
Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.
Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:
•there shall be no minimum quorum requirement for such meeting; and
•the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.
Subordination
Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.
Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities (i) at any time if a default on senior debt exists and the default has resulted in the full amount of senior debt being declared due and payable or (ii) if the Trustee shall have received notice from the holders of senior debt or their representatives (a “Payment Blockage Notice”) that a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity, until the earlier of 179 days from the date of receipt of the Payment Blockage Notice or the date the default shall have been cured or waived, subject to certain limits in the indenture on the number of Payment Blockage Notices that may be given in any 360 day period. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of Mercury and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.
The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.
No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.
If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:
•either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;
• we have paid or caused to be paid all other sums payable; and
•an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.
Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium, or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:
•to defease and be discharged from any and all obligations with respect to such debt securities; or
•to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.
Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.
The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium, or make-whole amount, and interest.
When we use the term “government obligations,” we mean securities that are:
•direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or
•obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.
Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.
When we use the term “conversion event,” we mean the cessation of use of:
•a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;
•the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or
•any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.
Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium, or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.
In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.
The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or preferred stock, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.
Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.
We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture.

Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and any premium, or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium, or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.
Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.
If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.
The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse
There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

DESCRIPTION OF PREFERRED STOCK
The following is a description of the material terms and provisions of our preferred stock. It may not contain all the information that is important to you. You can access complete information by referring to our articles of organization and bylaws and to any applicable amendment to the articles of organization designating terms of a series of preferred stock. See “Description of Common Stock” for additional terms of our capital stock.
General
Under our articles of organization, we have authority to issue 875,000 shares of preferred stock, par value $.01 per share. The powers, preferences, rights, qualifications, limitations and restrictions of shares of our preferred stock have been fixed in amendments to our articles of organization. As of September 8, 2020, no shares of preferred stock were issued and outstanding.
Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors. Prior to the issuance of shares of each series, the board of directors is required by the Massachusetts General Laws and our articles of organization to fix, for each series, the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof, as are permitted by Massachusetts law. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transactions that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock. When issued, the preferred stock will be fully paid and nonassessable.
Terms
You should refer to the applicable prospectus supplement relating to the preferred stock offered thereby for specific terms, including, where applicable, the following terms:
•the distinctive serial designation and the number of shares constituting such series;
•the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;
•the voting powers, full or limited, if any, of the shares of such series;
•whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;
•the amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the company;
•whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;
•whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the company and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;
•the price or other consideration for which the shares of such series shall be issued;
•whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of undesignated preferred stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and
•such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the board of directors may deem advisable.

Rank
Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up our affairs, rank:
•senior to all classes or series of our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up our affairs;
•on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and
•junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.
The term “equity securities” does not include convertible debt securities.
Dividends
Holders of the preferred stock of each series will be entitled to receive cash dividends, when, as and if declared by our board of directors. We will pay dividends out of assets which are legally available for payment of dividends. We will specify the rate(s) of dividends and the dates that we will pay dividends in the applicable prospectus supplement. Dividends will be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our board of directors.
Dividends on any series of the preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are non-cumulative, then the holders of such series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date. Accordingly, we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment date.
If preferred stock of any series is outstanding, we will not declare, pay or set aside funds to pay dividends on any other series of our capital stock ranking, as to dividends, on parity with or junior to the preferred stock of such series for any period unless:
•if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock of such series for all past dividend periods and the then current dividend period; or
•if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.
We must declare all dividends pro rata on all series of preferred stock that rank on parity with the series of preferred stock upon which we paid dividends if we did not pay or set aside funds to pay dividends on the series of preferred stock in full. We must declare dividends pro rata to ensure that the amount of dividends declared per share of preferred stock bear in all cases the same ratio that accrued dividends per share of preferred stock bears to each other. We will not accumulate unpaid dividends for prior dividend periods with respect to accrued dividends on preferred stock that do not have cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series which may be in arrears.
Except as provided in the immediately preceding paragraph, unless:
•if such series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends for all past dividend periods and the then current dividend period; or
•if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period;
we will not: (1) declare or pay or set aside funds to pay dividends; (2) declare or make any other distribution upon the common stock or any other shares of our stock ranking junior to or on parity with the preferred stock of such series as to dividends or upon liquidation; (3) redeem, purchase or otherwise acquire for any consideration any common stock, or any other shares of our stock ranking junior to or on parity with the preferred stock of such series as to dividends; nor (4) pay any monies to or make any monies available for a sinking fund to redeem any such shares, except by conversion into or exchange for other of our shares of our capital stock ranking junior to the preferred stock of such series as to dividends or liquidation. Notwithstanding the preceding sentence, we may declare or set aside dividends in common stock or other shares of capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.
Any dividend payment we make on a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remain payable.
Redemption
If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.
Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:
•if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for the past and current dividend period; or
•if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the current dividend period.
However, in no case will we redeem any preferred stock of a series unless we redeem all outstanding preferred stock of such series simultaneously. In addition, we will not acquire any preferred stock of a series unless:
•if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or
•if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.
However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.
If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.
We will mail a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:
•the redemption date;
•the number of shares and series of the preferred stock to be redeemed;
•the redemption price;
•the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;
•that dividends on the shares to be redeemed will cease to accrue on such redemption date;
•the date upon which the holder’s conversion rights, if any, as to such shares shall terminate; and

•the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.
If a notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. After payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.
Upon liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Voting Rights
Holders of preferred stock will not have any voting rights, except as described in the next paragraph, as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.
Unless otherwise provided for any series of preferred stock, so long as any preferred stock of a series remains outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the preferred stock of such series outstanding at the time, given in person or by proxy, either in writing or at a meeting with each of such series voting separately as a class:
•authorize, or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to such series of preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any of our authorized shares of capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or
•amend, alter or repeal the provisions of our articles of organization or the amendment to our articles of organization designating the terms for such series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders thereof.
Notwithstanding the preceding bullet point, if the preferred stock remains outstanding with the terms thereof materially unchanged, the occurrence of any of the events described above shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of preferred stock, even if upon the occurrence of such an event we may not be the surviving entity. In addition, any increase in the amount of (1) authorized preferred stock or the creation or issuance of any other series of preferred stock, or (2) authorized shares of such series or any other series of preferred stock, in each case ranking on parity with or junior to the preferred stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, we have redeemed or called for redemption all outstanding shares of such series of preferred stock and, if called for redemption, have deposited sufficient funds in trust to effect such redemption.
Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.
Transfer Agent
The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK
The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our articles of organization and bylaws.
General
Under our articles of organization, we have authority to issue 85,000,000 shares of common stock, par value $.01 per share. As of September 8, 2020, 55,042,049 shares of common stock were issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Thus, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not be later required to pay us any additional money for such common stock.
Dividends
Subject to preferential rights of any other class or series of stock, holders of common stock may receive dividends out of assets that we can legally use to pay dividends, when, as and if they are declared by our board of directors. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive dividends pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock.
Voting Rights
Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise provided by Massachusetts law or as provided with respect to any other class or series of stock. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.
Other Rights
Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Massachusetts law. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.
Classified Board and Other Matters
Our board of directors is divided into three classes, each of which serves until the third annual meeting of shareholders after their election, with one class being elected each year. Under the Massachusetts General Laws, in a corporation with a classified board, shareholders may remove a director only for cause. Our bylaws require that shareholders provide the Secretary of our company with notice of the nomination of a person for election as a director (1) with respect to an election to be held at an annual meeting of stockholders or special meeting in lieu of an annual meeting, not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu of an annual meeting and (2) in the case of a special meeting not in lieu of an annual meeting or if the annual meeting is called for a date (including any change in a date determined by the Board of Directors) not within 45 days before or after such anniversary date, not later than the close of business on the 10th day following the date on which notice of such meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs. Our bylaws provide that special meetings of shareholders of our company may be called only by a majority of the board of directors, the President or 40% in interest of the shareholders. Our bylaws, as well as applicable provisions of the Massachusetts General Laws, provide that no action required or permitted to be taken at any annual or special meeting of our shareholders may be taken without a meeting, unless the unanimous consent of shareholders entitled to vote on the matter is obtained. These provisions may diminish the likelihood that a potential acquiror would make an offer for our common stock or that there would otherwise be a change in control of our company.
Massachusetts Anti-takeover Laws
We are subject to the provisions of Chapter 110F of the Massachusetts General Laws, an anti-takeover law. In general, this statute prohibits a publicly-held Massachusetts corporation with sufficient ties to Massachusetts from engaging in a “business combination” with an “interested shareholder” for a period of three years after the date of the transaction in which the person becomes an interested shareholder, unless either (1) the interested shareholder obtains the approval of the board of directors prior to becoming an interested shareholder, (2) the interested shareholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time he becomes an interested shareholder or (3) the business combination is approved by both the board of directors and two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested shareholder) at an annual or special meeting of shareholders, but not by written consent. An interested shareholder is a person who, together with affiliates and associates, owns 5% or more of the corporation’s outstanding voting stock or who as an affiliate at any time within the prior three years did own 5% or more of the corporation’s voting stock. A “business combination” includes mergers, stock and asset sales and other transactions resulting in a financial benefit to the shareholder. We may at any time amend our articles of organization or bylaws, by vote of the holders of a majority of our voting stock, to elect not to be governed by Chapter 110F, but such an amendment would not be effective for 12 months and would not apply to a business combination with any person who became an interested shareholder prior to the date of the amendment.
Our bylaws opt out of Chapter 110D of the Massachusetts General Laws, the Massachusetts Control Share Acquisition statute.
Transfer Agent
The transfer agent and registrar for our common stock is Computershare Investor Services, N.A.

DESCRIPTION OF WARRANTS
We currently have no warrants outstanding. We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our stockholders and may be attached to or separate from such securities. We may issue warrants under a warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The following is a description of the general terms and provisions of any warrants we may issue and may not contain all the information that is important to you. You can access complete information by referring to the applicable prospectus supplement. In the applicable prospectus supplement, we will describe the terms of the warrants and applicable warrant agreement, including, where applicable, the following:
•the title of such warrants;
•the aggregate number of warrants offered and the aggregate number of warrants then outstanding;
•the price or prices at which we will issue the warrants;
•the designation, number and terms of the preferred stock or common stock that can be purchased upon exercise of the warrants and the procedures and conditions relating to the exercise of the warrants;
•the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each of those securities;
•the date, if any, on and after which the warrants and the related preferred stock or common stock, if any, will be separately transferable;
•the price at which each share of preferred stock or common stock that can be purchased upon exercise of such warrants may be purchased;
•the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;
•the minimum or maximum amount of such warrants which may be exercised at any one time;
•whether the warrants represented by warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;
•information with respect to any book-entry procedures;
•a discussion of applicable United States federal income tax consequences;
•redemption or call provisions of the debt warrants, if any; and
•any other terms of such warrants, including terms and additional rights, preferences, privileges, procedures and limitations relating to the transferability, exchange and exercise of such warrants.
DESCRIPTION OF UNITS
This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.
We may issue units comprised of shares of preferred stock, shares of common stock, warrants and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement may describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement;
•the price or prices at which such units will be issued;
•the applicable U.S. federal income tax considerations relating to the units;
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•any other terms of the units and of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Preferred Stock,” “Description of Common Stock” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.
The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.
Modification Without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
•to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;
•to correct or supplement any defective or inconsistent provision; or
•to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.
We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
•impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or
•reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.
Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
•If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
•If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.
These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document. In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified Under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
The unit agreements and the units will be governed by Massachusetts law.
Form, Exchange and Transfer
We will issue each unit in global form only (i.e., book-entry). Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.
•Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.
•Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.
•If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.
Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities in any one or more of the following methods from time to time:
•directly to investors, directly to agents, or to investors through agents;
•through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;
•purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;
•through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;
•exchange distributions and/or secondary distributions;
•by delayed delivery contracts or by remarketing firms;
•transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or
•through a combination of any such methods of sale.
The distribution of the securities may be effected from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Any of the prices may represent a discount from the prevailing market prices.
Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if any are purchased, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay agents in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may also sell securities directly to one or more purchasers without using underwriters, dealers or agents.
We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:
•identify any such underwriter or agent;
•describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;
•identify the purchase price and proceeds from such sale;
•identify the amounts underwritten;
•identify the nature of the underwriter’s obligation to take the securities;
•identify any over-allotment option under which the underwriters may purchase additional securities from us; and
•identify any quotation systems or securities exchanges on which the securities may be quoted or listed.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the Nasdaq Global Select Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities, on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.
We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.
If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.
If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (1) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (2) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 0-23599. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC, including after the initial filing date of the registration statement to which this prospectus relates and prior to the effectiveness of such registration statement, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:
•Annual Report on Form 10-K for the fiscal year ended July 3, 2020, filed with the SEC on August 18, 2020;
•Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 3, 2020, to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended July 3, 2020;
•Current Report on Form 8-K, filed with the SEC on July 31, 2020; and
•The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on January 7, 1998, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended July 3, 2020, filed with the SEC on August 18, 2020.
Upon request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:
Mercury Systems, Inc.
50 Minuteman Road
Andover, Massachusetts 01810
(978) 256-1300
Attention: Secretary
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Preferred Stock” and “Description of Common Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Mercury Systems, Inc., 50 Minuteman Road, Andover, Massachusetts 01810, Attention: Secretary. Our telephone number is (978) 256-1300. Our website is located at www.mrcy.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.
EXPERTS
The consolidated financial statements of Mercury Systems, Inc. and subsidiaries as of July 3, 2020 and June 30, 2019, and for each of the years in the three-year period ended July 3, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of July 3, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
KPMG LLP’s report dated August 18, 2020, on the effectiveness of internal control over financial reporting as of July 3, 2020, contains an explanatory paragraph that states that the Company acquired American Panel Corporation (“APC”) during fiscal year 2020, and management excluded from its assessment of the effectiveness of Mercury Systems, Inc. and subsidiaries’ internal control over financial reporting, as of July 3, 2020, APC’s internal control over financial reporting associated with 7 percent of total consolidated assets (of which 5 percent represented goodwill and intangible assets included within the scope of the assessment) and 3 percent of total consolidated revenues included in the consolidated financial statements of Mercury Systems, Inc. and subsidiaries as of and for the year ended July 3, 2020. KPMG LLP’s audit of internal control over financial reporting of Mercury Systems, Inc. and subsidiaries also excluded an evaluation of the internal control over financial reporting of APC.
LEGAL MATTERS
Certain legal matters, including the legality of the securities offered, will be passed upon for us by Morgan, Lewis & Bockius LLP, Boston, Massachusetts.

Debt Securities
Preferred Stock
Common Stock
Warrants
Units
PROSPECTUS
September 14, 2020

PROSPECTUS

Up to $200,000,000
Common Stock
We have entered into an equity distribution agreement with Citigroup Global Markets Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC (each, an “Agent” and collectively, the “Agents”) relating to shares of our common stock offered by this prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $200,000,000 from time to time through the Agents as our agents and/or principals.
You should read this prospectus carefully before you invest in our securities.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “MRCY.” The last reported sale price of our common stock on Nasdaq on September 11, 2020 was $66.65 per share.
Sales of shares of our common stock, if any, under this prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), which includes sales made directly on Nasdaq, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. No Agent is required to sell any specific amount of securities, but each Agent will act as our sales agent using reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between each Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The equity distribution agreement provides that we may also in the future enter into one or more terms agreements with one or more of the Agents from time to time, on terms mutually satisfactory to us and such Agents, to the extent we determine to sell shares of our common stock under the equity distribution agreement directly to such Agents as principal.
We will pay each Agent a commission at a mutually agreed rate that will not exceed 2.00% of the gross proceeds of the sales price per share. The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares.
In connection with the sale of common stock on our behalf, the Agents may be deemed to be “underwriters” within the meaning of the Securities Act, as amended, and the compensation of the Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”).
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. See “Risk Factors” on page S-4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Citigroup BofA Securities J.P. Morgan

The date of this prospectus is September 14, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, on September 14, 2020, utilizing a shelf registration process. This prospectus relates to the offering and sale of our common stock having an aggregate offering price of up to $200,000,000 from time to time through the Agents at prices and on terms to be determined by market conditions at the time of offering. This prospectus includes or incorporates by reference important information about us, our common stock, and other matters you should know before investing. You should read this prospectus as well as additional information described under the headings “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus.
You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus or in any free writing prospectuses that we provide you. We have not, and the Agents have not, authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Agents are not, offering to sell securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference in this prospectus is correct as of any date subsequent to the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. It is important that you read and consider all of the information contained in or incorporated by reference into this prospectus in making your investment decision.
If the information set forth in this prospectus differs in any way from the information contained in any document incorporated by reference herein, the information contained in the most recently dated document shall control.
Unless the context otherwise requires, all references to “Mercury,” “we,” “our,” “us” or “our company” in this prospectus refer to Mercury Systems, Inc., a Massachusetts corporation.

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SUMMARY
Our Company
Mercury Systems, Inc. is a leading technology company serving the aerospace and defense industry, positioned at the intersection of high-tech and defense. Headquartered in Andover, Massachusetts, we deliver solutions that power a broad range of aerospace and defense programs, optimized for mission success in some of the most challenging and demanding environments. We envision, create and deliver innovative technology solutions purpose built to meet our customers’ most-pressing high-tech needs, including those specific to the defense community.
As a leading manufacturer of essential components, modules and subsystems, we sell to defense prime contractors, the U.S. government and original equipment manufacturers (“OEM”) commercial aerospace companies. Mercury has built a trusted, contemporary portfolio of proven product solutions purpose-built for aerospace and defense that it believes meets and exceeds the performance needs of our defense and commercial customers. Customers add their own applications and algorithms to our specialized, secure and innovative pre-integrated solutions. This allows them to complete their full system by integrating with their platform, the sensor technology and, in some cases, the processing from Mercury, with their platform. Our products and solutions are deployed in more than 300 programs with over 25 different defense prime contractors and commercial aviation customers.
Mercury’s transformational business model accelerates the process of making new technology profoundly more accessible to our customers by bridging the gap between commercial technology and aerospace and defense applications. Our long-standing deep relationships with leading high-tech companies, coupled with our high level of research and development (“R&D”) investments and industry-leading trusted and secure design and manufacturing capabilities, are the foundational tenets of this highly successful model.
Our capabilities, technology and R&D investment strategy combine to differentiate Mercury in our industry. Our technologies and capabilities include secure embedded processing modules and subsystems, mission computers, secure and rugged rack-mount servers, safety-critical avionics, radio frequency (“RF”) components, multi-function assemblies, subsystems and custom microelectronics. We maintain our technological edge by investing in critical capabilities and intellectual property (“IP” or “building blocks”) in processing and RF, leveraging open standards and open architectures to adapt quickly those building blocks into solutions for highly data-intensive applications, including emerging needs in areas such as artificial intelligence (“AI”).
Our mission critical solutions are deployed by our customers for a variety of applications including command, control, communications, computers, intelligence, surveillance and reconnaissance (“C4ISR”), electronic intelligence, avionics, electro-optical/infrared (“EO/IR”), electronic warfare, weapons and missile defense, hypersonics and radar.
Corporate Information
Mercury Systems, Inc. was incorporated in Massachusetts in 1981. Our common stock is listed and traded on the Nasdaq Global Select Market under the symbol “MRCY.” Our executive offices are located at 50 Minuteman Road, Andover, MA 01810 and our telephone number is (978) 256-1300. We maintain a website at www.mrcy.com. Information contained on our website does not constitute part of this prospectus other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus. See “Incorporation by Reference.”

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The Offering
Issuer	Mercury Systems, Inc.
Common Stock Offered	Shares of our common stock having an aggregate offering price of up to $200,000,000.
Manner of Offering
“At the market offering” that may be made from time to time on a U.S. national securities exchange or other market for our common stock in the U.S. through the Agents. See the section entitled “Plan of Distribution” below.

We may also sell shares of our common stock to one or more of the Agents, as principal for their own accounts, at a price per share agreed upon at the time of sale.

No Agent is required to sell any specific number or dollar amount of our common stock, but each Agent has agreed to make all sales using reasonable efforts consistent with its normal trading and sales practice. See “Plan of Distribution” below.

Use of Proceeds	We intend to use the net proceeds from this offering, if any, for general corporate purposes including future acquisitions. See the section entitled “Use of Proceeds” below.
Risk Factors
Investing in our common stock involves risk. See “Risk Factors” in this prospectus and “Risk Factors” in our most recent Annual Report on Form 10-K, and the other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Listing	“MRCY”
Transfer Agent and Registrar	Computershare Investor Services, N.A.

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RISK FACTORS
Investing in our common stock involves risks. You should carefully consider the risk factors described below and in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended July 3, 2020, filed with the SEC on August 18, 2020, and any future reports filed from time to time with the SEC, which are incorporated herein by reference to the extent set forth in “Incorporation by Reference.” Some of these risk factors relate principally to our business. Other factors relate principally to your investment in our common stock. Before making any investment decision, you should carefully consider these risks. These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. In such case, you may lose all or part of your original investment. The risks described below or incorporated by reference herein are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operation or financial condition.
Additional Risks Related to this Offering
Management will have broad discretion to the use of the proceeds from this offering.
We have not designated the amount of net proceeds we will receive from this offering for any particular purpose. See “Use of Proceeds.” Accordingly, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds and our use of the proceeds may not yield profits.
Purchasers in this offering will likely experience immediate and substantial dilution in the book value of their investment.
The shares sold in this offering, if any will be sold from time to time at various prices. The offering price per share at which shares of our common stock are sold in this offering may be substantially higher than the book value per share of our common stock. As such, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering.
A substantial number of shares of our outstanding common stock may be sold in this offering, which could cause the price of our common stock to decline.
In this offering, we may sell up to $200,000,000 of our common stock from time to time. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.
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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 2 1E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, Federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to interest rate swaps or other cash flow hedging arrangements, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed price service and system integration engagements, and various other factors beyond our control.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made and are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performances. Except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

For further discussion of these risks and uncertainties and other risk factors, please see Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended July 3, 2020, filed with the SEC on August 18, 2020, and under the heading “Risk Factors” in this prospectus and in any accompanying prospectus supplement and in any other document we may file with the SEC that is incorporated by reference herein and therein.
USE OF PROCEEDS
The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the equity distribution agreement with the Agents. We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include, among other things, the following:
•the acquisition of other companies or businesses;
•the repayment and refinancing of debt;
•capital expenditures; and
•working capital.
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Pending such uses and depending upon our funding requirements and the availability of other funds, we may also temporarily invest the net proceeds.
Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount to be determined if and when the need arises.

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DESCRIPTION OF COMMON STOCK
The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you and is qualified by reference to the relevant provisions of the Massachusetts General Laws and our articles of organization and our bylaws. You can access complete information by referring to our articles of organization and bylaws. See “Where You Can Find More Information.”
General
Under our articles of organization, we have authority to issue 85,000,000 shares of common stock, par value $.01 per share. As of September 8, 2020, 55,042,049 shares of common stock were issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Thus, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not be later required to pay us any additional money for such common stock.
Dividends
Subject to preferential rights of any other class or series of stock, holders of common stock may receive dividends out of assets that we can legally use to pay dividends, when, as and if they are declared by our board of directors. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive dividends pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock.
Voting Rights
Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise provided by Massachusetts law or as provided with respect to any other class or series of stock. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.
Other Rights
Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Massachusetts law. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.
Classified Board and Other Matters
Our board of directors is divided into three classes, each of which serves until the third annual meeting of shareholders after their election, with one class being elected each year. Under the Massachusetts General Laws, in a corporation with a classified board, shareholders may remove a director only for cause. Our bylaws require that shareholders provide the Secretary of our company with notice of the nomination of a person for election as a director (1) with respect to an election to be held at an annual meeting of stockholders or special meeting in lieu of an annual meeting, not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of stockholders or special meeting in lieu of an annual meeting and (2) in the case of a special meeting not in lieu of an annual meeting or if the annual meeting is called for a date (including any change in a date determined by the Board of Directors) not within 45 days before or after such anniversary date, not later than the close of business on the 10th day following the date on which notice of such meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs. Our bylaws provide that special meetings of shareholders of our company may be called only by a majority of the board of directors, the President or 40% in interest of the shareholders. Our bylaws, as well as applicable provisions of the Massachusetts General Laws, provide that no action required or permitted to be taken at any annual or special meeting of our shareholders may be taken without a meeting, unless the unanimous consent of shareholders entitled to vote on the matter is obtained. These provisions may diminish the likelihood that a potential acquirer would make an offer for our common stock or that there would otherwise be a change in control of our company.
Massachusetts Anti-takeover Laws
We are subject to the provisions of Chapter 110F of the Massachusetts General Laws, an anti-takeover law. In general, this statute prohibits a publicly-held Massachusetts corporation with sufficient ties to Massachusetts from engaging in a “business combination” with an “interested shareholder” for a period of three years after the date of the transaction in which the person becomes an interested
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shareholder, unless either (1) the interested shareholder obtains the approval of the board of directors prior to becoming an interested shareholder, (2) the interested shareholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time he becomes an interested shareholder or (3) the business combination is approved by both the board of directors and two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested shareholder) at an annual or special meeting of shareholders, but not by written consent. An interested shareholder is a person who, together with affiliates and associates, owns 5% or more of the corporation’s outstanding voting stock or who as an affiliate at any time within the prior three years did own 5% or more of the corporation’s voting stock. A “business combination” includes mergers, stock and asset sales and other transactions resulting in a financial benefit to the shareholder. We may at any time amend our articles of organization or bylaws, by vote of the holders of a majority of our voting stock, to elect not to be governed by Chapter 110F, but such an amendment would not be effective for 12 months and would not apply to a business combination with any person who became an interested shareholder prior to the date of the amendment.
Our bylaws opt out of Chapter 110D of the Massachusetts General Laws, the Massachusetts Control Share Acquisition statute.
Transfer Agent
The transfer agent and registrar for our common stock is Computershare Investor Services, N.A.

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PLAN OF DISTRIBUTION
We have entered into an equity distribution agreement with Citigroup Global Markets Inc., BofA Securities, Inc., and J.P. Morgan Securities LLC, or collectively, the Agents, under which we may sell an aggregate of up to $200,000,000 of our common stock from time to time through the Agents, as our agents and/or principals for the offer and sale of the common stock. In no event will the aggregate shares of our common stock sold through or to the Agents under the equity distribution agreement have an aggregate offering price in excess of $200,000,000. The actual dollar amount and number of shares of common stock we sell pursuant to the equity distribution agreement will be dependent on, among other things, market conditions and our fund raising requirements. The Agents will sell the common stock by any method deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including without limitation sales made directly on Nasdaq, on any other existing trading market for the common stock or to or through a market maker. In addition, our common stock may be offered and sold by such other methods, including privately negotiated transactions, as we and the Agents may agree.
We will report in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of shares of common stock sold through the Agents, as agents or principals, under the equity distribution agreement, the net proceeds and the compensation paid by us with respect to the sales of shares of common stock under the equity distribution agreement.
Subject to the terms and conditions of the equity distribution agreement, the Agents have agreed to use commercially reasonable efforts consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations, and the rules of Nasdaq to sell such shares up to the amount specified. Sales of our common stock as contemplated by this prospectus will be settled through the facilities of The Depository Trust Company in return for payment in same day funds. The settlement for each sale will occur as set forth below. There is no arrangement for funds to be received in escrow, trust or similar arrangement.
We will pay the Agents a commission of up to 2.00% of the gross proceeds of shares issued by us and sold through any Agent as our sales agent under the equity distribution agreement. The Agents may also receive customary brokerage commissions from purchasers of the common stock in compliance with FINRA Rule 2121. We have also agreed to pay the fees, costs and expenses of the Agents in connection with the equity distribution agreement. We estimate that the total fees, costs and expenses for the offering, excluding compensation and reimbursements payable to the Agents under the terms of the equity distribution agreement, will be approximately $400,000.
In connection with the sale of our common stock contemplated in this prospectus, the Agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act and the Exchange Act, or to contribute to payments the Agents may be required to make because of any of those liabilities.
The shares are listed on Nasdaq under the symbol “MRCY.”
If we or the Agents have reason to believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(l) of Regulation M under the Exchange Act that party will promptly notify the other and sales of common stock pursuant to the equity distribution agreement or any terms agreement will be suspended until that or another exemptive provision has been satisfied.
The offering of our common stock pursuant to the equity distribution agreement will terminate on the earlier of (1) the sale of all of our common stock subject to the equity distribution agreement, or (2) termination of the equity distribution agreement by us or the Agents. We or the Agents may terminate the equity distribution agreement at any time upon written notice to the other.
The equity distribution agreement provides that we may also in the future enter into one or more terms agreements with one or more of the Agents from time to time, on terms mutually satisfactory to us and such Agent, to the extent we determine to sell shares of our common stock under the equity distribution agreement directly to such Agent as principal.
Sales through the Agents
During the term of the equity distribution agreement, the shares of common stock will be sold on a daily basis on any day that is (i) a trading day for Nasdaq and (ii) we have instructed one of the Agents to sell shares of our common stock as set forth in the equity distribution agreement, specifying in our discretion in such instruction the maximum amount of shares of our common stock to be sold, the minimum price below which sales may not be made and other limitations as mutually agreed between us and the Agent, all pursuant to the terms of the equity distribution agreement. Upon receipt of such instruction from us, and subject to the terms and conditions of the equity distribution agreement, the Agents have agreed to use reasonable efforts to sell all such shares of our common stock on such terms. The gross sales price of shares of common stock sold under the equity distribution agreement will be the market price or at negotiated prices for shares of our common stock at the time of sale of such shares. We or any Agent may suspend the offering of our common stock at any time upon proper notice to the other parties, at which time the sales of our common stock under the equity distribution agreement will immediately terminate for the specified period of time. Settlement for sales of our common stock will occur (i) prior to September 5, 2017, on the third trading day following the date such sales were made and (ii) thereafter, on the second trading day following the date such sales were made. The obligations of the Agents to sell shares of our common stock
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pursuant to the equity distribution agreement are several and not joint and are subject to a number of conditions, which the Agents may waive in their sole discretion, all pursuant to the terms of the equity distribution agreement.
Relationship with Agents
The Agents are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the Agents and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

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INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 0-23599. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC, including after the initial filing date of the registration statement to which this prospectus relates and prior to the effectiveness of such registration statement, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:
•Annual Report on Form 10-K for the fiscal year ended July 3, 2020, filed with the SEC on August 18, 2020;
•Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 3, 2020, to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended July 3, 2020;
•Current Report on Form 8-K, filed with the SEC on July 31, 2020; and
•The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on January 7, 1998, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended July 3, 2020, filed with the SEC on August 18, 2020.
Upon request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:
Mercury Systems, Inc.
50 Minuteman Road
Andover, Massachusetts 01810
(978) 256-1300
Attention: Secretary
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.
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WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Preferred Stock” and “Description of Common Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Mercury Systems, Inc., 50 Minuteman Road, Andover, Massachusetts 01810, Attention: Secretary. Our telephone number is (978) 256-1300. Our website is located at www.mrcy.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.
EXPERTS
The consolidated financial statements of Mercury Systems, Inc. and subsidiaries as of July 3, 2020 and June 30, 2019, and for each of the years in the three-year period ended July 3, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of July 3, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
KPMG LLP’s report dated August 18, 2020, on the effectiveness of internal control over financial reporting as of July 3, 2020, contains an explanatory paragraph that states that the Company acquired American Panel Corporation (“APC”) during fiscal year 2020, and management excluded from its assessment of the effectiveness of Mercury Systems, Inc. and subsidiaries’ internal control over financial reporting, as of July 3, 2020, APC’s internal control over financial reporting associated with 7 percent of total consolidated assets (of which 5 percent represented goodwill and intangible assets included within the scope of the assessment) and 3 percent of total consolidated revenues included in the consolidated financial statements of Mercury Systems, Inc. and subsidiaries as of and for the year ended July 3, 2020. KPMG LLP’s audit of internal control over financial reporting of Mercury Systems, Inc. and subsidiaries also excluded an evaluation of the internal control over financial reporting of APC.
LEGAL MATTERS
Certain legal matters, including the legality of the securities offered, will be passed upon for us by Morgan, Lewis & Bockius LLP, Boston, Massachusetts. The Agents are being represented in connection with this offering by Cahill Gordon & Reindel LLP.
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Up to $200,000,000
Common Stock
PROSPECTUS
Citigroup
BofA Securities
J.P. Morgan
September 14, 2020

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The expenses in connection with the issuance and distribution of the securities being registered will be borne by Mercury Systems, Inc. and are set forth in the following table. All amounts except the registration fee are estimated.

Registration fee	$ *
Legal fees and expenses	**
Accounting fees and expenses	**
Printing fees and expenses	**
Transfer agent and trustee fees	**
Miscellaneous	**
Total	$ **
*  In accordance with Rules 456(b) and 457(r), we are deferring payment of all applicable registration fees for the securities offered under this registration statement, except for $25,960, related to the $200,000,000 of the registrant’s Common Stock that may be issued and sold under a certain equity distribution agreement with Citigroup Global Markets Inc., BofA Securities, Inc. and J.P. Morgan Securities LLC.
** These fees will be dependent on the type of securities offered and the number of offerings and, therefore, cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offerings of securities.
Item 15. Indemnification of Directors and Officers.
Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of an improper distribution or obtained an improper personal benefit. Mercury has included a similar provision in its articles of organization.
Section 8.51(a) of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify its directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding brought against any director by virtue of his position as a director of the corporation unless he is deemed to have not acted in good faith in the reasonable belief that his action was in the best interest of the corporation. As noted below, Mercury has provided for director indemnification in its articles of organization and bylaws.
Section 8.52 of Chapter 156D of the Massachusetts General Laws provides that a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.
Section 8.56(a) of Chapter 156D of the Massachusetts General Laws (“Section 8.56”) provides that a corporation may indemnify its officers to the same extent as its directors and, for officers that are not directors, to the extent provided by (i) the articles of organization, (ii) the bylaws, (iii) a vote of the board of directors or (iv) a contract. In all instances, the extent to which a corporation provides indemnification to its officers under Section 8.56 is optional. As noted below, Mercury has provided for officer indemnification in its bylaws.
Mercury’s bylaws, as amended and restated, provide that Mercury shall indemnify its directors and the officers that have been appointed by the board of directors to the fullest extent permitted by law.
The bylaws do not limit the power of the board of directors to authorize the purchase and maintenance of insurance on behalf of any director or officer against any expense whether or not Mercury would have the power to indemnify such director or officer against such expense under the bylaws. Mercury maintains directors’ and officers’ liability insurance.
Mercury has entered into indemnification agreements with its directors. The indemnification agreements require, among other matters, that Mercury indemnify its directors to the fullest extent provided by law and advance to directors certain expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

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Item 16. Exhibits.
A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.
Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;
(6)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(7)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;
(8)  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective;
(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(10) If and when applicable, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)2 of the Trust Indenture Act.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts, on this 14th day of September, 2020.
MERCURY SYSTEMS, INC.
By: /s/ Michael D. Ruppert
Michael D. Ruppert
Executive Vice President, Chief Financial Officer,
and Treasurer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below hereby severally constitutes and appoints Mark Aslett, Christopher C. Cambria and Michael D. Ruppert and each of them singly, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark Aslett Mark Aslett	President, Chief Executive Officer, and Director (Principal Executive Officer)	September 14, 2020
/s/ Michael D. Ruppert Michael D. Ruppert	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)	September 14, 2020
/s/ Michelle M. McCarthy Michelle M. McCarthy	Vice President, Chief Accounting Officer (Principal Accounting Officer)	September 14, 2020
/s/ Vincent Vitto Vincent Vitto	Chairman of the Board of Directors	September 14, 2020
/s/ James K. Bass James K. Bass	Director	September 14, 2020
/s/ Orlando P. Carvalho Orlando P. Carvalho	Director	September 14, 2020
/s/ Michael A. Daniels Michael A. Daniels	Director	September 14, 2020
/s/ Lisa S. Disbrow Lisa S. Disbrow	Director	September 14, 2020
/s/ Mary Louise Krakauer Mary Louise Krakauer	Director	September 14, 2020
/s/ Barry R. Nearhos Barry R. Nearhos	Director	September 14, 2020
/s/ William K. O’Brien William K. O’Brien	Director	September 14, 2020

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement
1.2	Form of Equity Distribution Agreement (incorporated by reference to Exhibit 1.4 to the Company’s registration statement on Form S-3ASR filed on August 28, 2017)
3.1.1	Articles of Organization (incorporated herein by reference to Exhibit 3.1.1 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2009)
3.1.2	Articles of Amendment (incorporated herein by reference to Exhibit 3.1.2 of the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2010)
3.1.3	Articles of Amendment (incorporated herein by reference to Exhibit 1 of the Company’s registration statement on Form 8-A filed on December 15, 2005)
3.1.4	Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed on November 13, 2012)
3.1.5	Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed on June 30, 2015)
3.2	Bylaws, amended and restated effective as of July 28, 2020 Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s current report on Form 8-K filed on July 31, 2020)
4.1	Form of Indenture for Senior Debt Securities (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form S-3ASR filed on August 28, 2017)
4.2	Form of Senior Debt Security (included in Exhibit 4.1 hereto)
4.3	Form of Indenture for Subordinated Debt Securities (incorporated by reference to Exhibit 4.3 to the Company’s registration statement on Form S-3ASR filed on August 28, 2017)
4.4	Form of Subordinated Debt Security (included in Exhibit 4.3 hereto)
4.5	Form of Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s registration statement on Form S-1/A filed on January 7, 1998)
4.6*	Form of Certificate of Designations
4.7*	Form of Preferred Stock Certificate
4.8*	Form of Warrant Agreement
4.9*	Form of Warrant Certificate
4.10*	Form of Unit Agreement
4.11*	Form of Unit Certificate
5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of KPMG LLP
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (incorporated by reference to the signature page of this registration statement)
25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939
25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939
* To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
**  Upon designation of a trustee for the applicable indenture.